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                    FORM OF NON-UTILITY SERVICE AGREEMENT

                              SERVICE AGREEMENT


     This Service Agreement is made and entered into this____ day of ____________, by and between ________ ("Client Company") and New Century Services, Inc. ("Service Company").

                                 WITNESSETH

     WHEREAS, the Securities and Exchange Commission ("SEC") has approved and authorized as meeting the requirements of Section 13(b) of the Public Utility Holding Company Act of 1935 ("Act") the organization and conduct of the business of Service Company, in accordance herewith, as a wholly-owned subsidiary service company of New Century Energies, Inc. ("NCE"); and

     WHEREAS, Client Company is an associate company in the NCE system and an affiliate of Service Company that provides goods, construction, and services to non-affiliated entities on a non-regulated basis; and

     WHEREAS, Service Company and Client Company have entered into this Service Agreement whereby Service Company agrees to provide and Client Company agrees to accept and pay for various services as provided herein at no less than cost, with cost determined in accordance with applicable rules and regulations under the Act, which require Service Company to fairly and equitably allocate costs among all associate companies to which it renders services, including Client Company.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:

                            ARTICLE I - SERVICES

     Section 1.1 Service Company shall furnish to client Company, as requested by Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as Client Company may from time to time request and that Service Company concludes it is able to perform. Service Company shall also provide Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by Client Company and that Service Company concludes it is able to perform. In supplying such services, Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers, and other persons with necessary qualifications as are required for or pertinent to the provision of such services.

     Section 1.2    Client Company shall take from Service Company such of the

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services described in Section 1.1, and such additional general or special services, whether or not now contemplated, as are requested from time to time by Client Company and that Service Company concludes it is able to perform.

     Section 1.3 The services described herein or contemplated to be performed hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. Client Company shall have the right from time to time to amend, alter or rescind any activity, project, program or work order provided that (i) any such amendment or alteration that results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by Service Company,
(ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by Service Company as a direct result of such amendment, alteration or rescission of the activity, project, program or work order, and (iii) no amendment, alteration or rescission of an activity, project, program or work order shall release Client Company from liability for all costs already incurred by or contracted for by Service Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed

     Section 1.4 Service Company shall use its best efforts to maintain a staff trained and experienced in providing the services described herein or contemplated to be performed hereunder.

                          ARTICLE II - COMPENSATION

     Section 2.1 As compensation for the services to be rendered hereunder, Client Company shall pay to Service Company charges for services that are to be no less than cost (except as may otherwise be permitted by the SEC), insofar as costs can reasonably be identified and related by Service Company to its performance of particular services for or on behalf of Client Company. The methods for assigning or allocating Service Company costs to Client Company, as well as to other associate companies, are set forth in Appendix A.

     Section 2.2 The methods of assignment, distribution or allocation of costs described in Appendix A shall be subject to review annually, or more frequently if appropriate. Such methods of assignment, distribution or allocation of costs may be modified or changed by Service Company; provided, however, that no changes will be made to the methods of assignment, distribution, or allocation set forth herein or in Attachment A hereto unless first authorized by the SEC in accordance with the procedures specified in
Section 2.3. Service Company shall advise Client Company from time to time of such changes.

     Section 2.3 No change in the organization of NC Services, the type and character of the companies to be serviced, the methods of allocating costs to associate companies, or in the scope or character of the services to be rendered subject to Section 13 of the Act, or any rule, regulation, or order thereunder, shall be made unless and until

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NC Services shall first have given the SEC written notice of the proposed change not less than 60 days prior to the proposed effectiveness of any such change. If, upon the receipt of any such notice, the SEC shall notify NC Services within the 60-day period that a question exists as to whether the proposed change is consistent with the provisions of Section 13 of the Act, or of any rule, regulation, or order thereunder, then the proposed change shall not become effective unless and until NC Services shall have filed with the SEC an appropriate declaration regarding such proposed change and the SEC shall have permitted such declaration to become effective.

     Section 2.4 Service Company shall render a monthly statement to Client Company that shall reflect the billing information necessary to identify the costs charged for that month. By the twentieth (20th) day of each month, Client Company shall remit to Service Company all charges billed to it.

     Section 2.5 It is the intent of this Service Agreement that the payment for services rendered by Service Company to Client Company under this Service Agreement shall cover all the costs of its doing business (less the costs of services provided to affiliated companies not a party to this Service Agreement and to other non-affiliated companies, and credits for any miscellaneous items), including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization, profit and compensation for use of capital as permitted by Rule 91 of the SEC's regulations under the Act.

                             ARTICLE III - TERM

     Section 3.1 This Service Agreement shall become effective subject to the receipt of required regulatory approval, and shall continue in force until terminated by Service Company or Client Company, upon not less than one year's prior written notice to the other party. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Service Agreement.

          ARTICLE IV - LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 4.1 In performing the services hereunder, Service Company will exercise due care to assure that the services are performed in an appropriate manner, meet the standards and specifications set forth in any applicable request for service and comply with the applicable standards of law and regulation. However, failure to meet these obligations shall in no event subject Service Company to any claims by or liabilities to Client Company other than to reperform the services and be reimbursed at cost for such reperformance. Service Company makes no other warranty with respect to its performance of the services, and Client Company agrees to accept such services without

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further warranty of any nature.

     Section 4.2 To the fullest extent allowed by law, Client Company shall and does hereby indemnify and agree to save harmless and defend Service Company, its agents and employees from liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses or judgments of any nature, on account of, or resulting from the performance and prosecution of any services performed on behalf of Client Company pursuant to this Agreement, whether or not the same results or allegedly results from the claimed or actual negligence or breach of warranty of , or willful conduct by, Service Company or any of its employees, agents, clients, or contractors or its or their subcontractors or any combination thereof.

                          ARTICLE V - MISCELLANEOUS

     Section 5.1 All accounts and records of Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the Sec pursuant to the Act, in particular, the uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies in effect from and after the date hereof.

     Section 5.2 New direct or indirect non-utility subsidiaries of NCE, which may come into existence after the effective date of this Service Agreement, may become additional client companies of Service Company and subject to a service agreement with Service Company. The parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services as specified in Appendix A, subject to the requirements of
Section 2.3, as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of Service Company costs among all associate companies including the new subsidiaries.

     Section 5.3 Service Company shall permit Client Company access to its accounts and records, including the basis and computation of allocations.

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     IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.


                                       NEW CENTURY SERVICES, INC.



                                       BY:
                                          -------------------------------
                                       Name:
                                       Title:


                                       [COMPANY]



                                       BY:
                                          -------------------------------
                                       Name:
                                       Title:

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                                                                     APPENDIX A

   DESCRIPTION OF SERVICES TO BE PROVIDED BY NEW CENTURY SERVICES, INC.
              AND DETERMINATION OF CHARGES FOR SUCH SERVICES TO
                   THE OPERATING COMPANIES AND AFFILIATES


DESCRIPTION OF SERVICES PROVIDED

A description of the services provided by NCS is detailed below. Identifiable costs will be directly assigned or distributed to the Operating Companies or affiliates. For costs which are for services of a general nature that cannot be directly assigned or distributed, the method of allocation is described below for each service provided.

     A) ELECTRIC COMMODITY SERVICES - BUSINESS DEVELOPMENT.

        Description - Provides administrative support services and business development opportunities to the Operating Companies electric generation stations.

        Methods of Allocation - The Support of Plant Operations will be allocated to the Operating Companies based on the Electric kWh Generation Ratio.

     B) ENERGY SUPPLY MANAGEMENT AND BULK POWER TRANSPORT.

        Description - Supervises and coordinates the electric transmission system control operations and dispatching for the Operating Companies.

        Methods of Allocation - The Energy Supply Management and Bulk Power Transport services will be allocated to the Operating Companies based on the kWh Sales Ratio.

     C) PURCHASED POWER AND ELECTRIC TRADING.

        Description - Purchases power and provides electric trading services to the Operating Companies electric generation systems.

        Method of Allocation - The Purchased Power and Electric Trading services will be allocated to the Operating Companies based on the Electric kWh Purchased Power Ratio.

     D) TRANSMISSION, SUBSTATION CONSTRUCTION, MAINTENANCE & OPERATIONS.


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        Description - Provides management services to the Operating Companies transmission and substation construction, maintenance and operations areas.

        Method of Allocation - Transmission, Substation Construction, Maintenance and Operations management services will be allocated to the Operating Companies based on the Transmission and Substation Construction Expenditures Ratios.

     E) TRANSPORTATION.

        Description - Oversees the Operating Companies' Fleet Services Group.

        Method of Allocation - Transportation will be allocated to the Operating Companies as well as other affected affiliates of NCS based on the Employees Ratio.

     F) SUPPLY CHAIN.

        Description - Provides services in connection with the procurement of materials including the management of materials and supplies inventories.

        Method of Allocation - Materials management will be allocated to the Operating Companies based on an average of the Revenue Ratio and the Total Construction Expenditures Ratio.

     G) FACILITIES AND REAL ESTATE.

        Description - Operates and maintains office buildings and service centers. Procures real estate and administers real estate leases. Administers contracts to provide security, housekeeping and maintenance services for such facilities. Procures office furniture and equipment.

        Method of Allocation - Facilities and Real Estate services will be allocated to the Operating Companies as well as affected affiliates based on the Square Footage Ratio.

     H) ACCOUNTING.

        Description - Maintains the books and records of New Century Energies, Inc. and its affected affiliates, prepares financial and statistical reports, prepares tax filings and supervises compliance with the applicable laws and regulations. Supports the accounting systems.

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        Method of Allocation - Accounting services will be allocated to the
        Operating Companies and affected affiliates based on an average of the Revenue Ratio, the Total Construction Expenditures Ratio and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc. Accounting system support services will be allocated based on the Accounting Transactions Ratio.

     I) PAYMENT AND REPORTING.

        Description - Processes payments to vendors of New Century Energies, Inc. and its affected affiliates, and prepares statistical reports.

        Method of Allocation - Payment and reporting activities will be allocated to the Operating Companies and affected affiliates based on the Payment Transaction Ratio.

     J) FINANCE AND TREASURY.

        Description - Coordinates activities related to securities issuance, including maintaining relationships with financial institutions, cash management, investing activities and monitoring the capital markets. Performs financial and economic analysis.

        Method of Allocation - Finance and Treasury activities will be allocated to the Operating Companies and affected affiliates based on an average of the Revenue Ratio, the Total Construction Expenditures Ratio and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

     K) RATES AND REGULATION.

        Description - Determines the Operating Companies' revenue requirements and rates for electric and gas customers. Coordinates the regulatory compliance requirements and maintains relationships with the regulatory bodies.

        Method of Allocation - Rates and Regulation services will be allocated to the Operating Companies based on the Revenue Ratio.

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     L) LEGAL.

        Description - Provides legal services related to labor and employment law, litigation, contracts, rates and regulation, environmental matters, real estate and other legal matters.

        Method of Allocation - Legal services will be allocated to the Operating Companies and affected affiliates based on an average of the Payroll Ratio, the Revenue Ratio and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

     M) INTERNAL AUDIT.

        Description - Reviews internal controls and procedures to ensure assets are safeguarded and transactions are properly authorized and recorded. Evaluates contract risks.

        Methods of Allocation - Internal Auditing services will be allocated to the Operating Companies and affected affiliates based on the average of the Revenue Ratio, the Total Construction Expenditures Ratio and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

     N) CORPORATE COMMUNICATIONS.

        Description - Prepares and disseminates information to employees, customers, government agencies, communities and the media.

        Methods of Allocation - Corporate Communications services will be allocated to the Operating Companies and affected affiliates based on the Revenue Ratio, the Employee Ratio and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

     O) ENVIRONMENTAL.

        Description - Establishes policies and procedures for compliance with environmental laws and regulations. Researches emerging environmental issues and monitors compliance with environmental requirements. Oversees environmental clean up projects.

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     Method of Allocation - Environmental services will be allocated to the
     Operating Companies and affected affiliates based on the Revenue Ratio.

     P) RESOURCE ACQUISITION AND ANALYSIS.

        Description - Procures coal, natural gas and oil for the Operating Companies generation facilities. Ensures compliance with price and quality provisions of fuel contracts and arranges for transportation of fuel to the desired location. Purchases power and performs electric and gas trading services.

        Method of Allocation - Resource Acquisition and Analysis services will be allocated to the Operating Companies based on the Electric kWh Generation Ratio or the Purchased Power Ratio, whichever is appropriate.

     Q) CORPORATE PLANNING.

        Description - Facilitates preparation of strategic plans, monitors trends and evaluates business opportunities. Facilitates process improvements. Prepares budgets and financial forecasts.

        Method of Allocation - Strategic Planning services will be allocated to the Operating Companies and affected affiliates based on the average of the Revenue Ratio, the Total Assets Ratio and Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

     R) INVESTOR RELATIONS.

        Description - Provides communications to investors and the financial community. Coordinates the transfer agent and shareholder record keeping functions.

        Method of Allocation - Investor Relations services will be allocated to the Operating Companies and affected affiliates based on the average of the Revenue Ratio, the Total Assets Ratio and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

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     S) HUMAN RESOURCES.

        Description - Establishes and administers policies and supervises compliance with legal requirements in the areas of employment, compensation, benefits and employee health, welfare and safety. Processes payroll and employee benefit payments. Coordinates contract negotiation and relations with labor unions.

        Method of Allocation - Human Resources services will be allocated to the Operating Companies and affected affiliates based on the Payroll Ratio.

     T) CUSTOMER SERVICES.

        Description - Performs customer billing, handles customer inquiries and complaints and provides related customer information services.

        Method of Allocation - Customer Services will be allocated based on the Customers Ratio.

     U) INFORMATION SYSTEMS.

        Description - Administers the contract for various communications and electronic data processing services. Such services provided under the contract include, but are not limited to, development and support of mainframe computer software applications, procurement and support of personal computers, operation of a data center and installation and operation of a communications system.

        Method of Allocation - Information Systems will be allocated based on the Information Systems direct charges.

     V) MARKETING SERVICES.

        Description - Provides marketing services including market load research and new product development for Operating Companies and affiliates.

        Method of Allocation - Marketing services will be allocated based on the total Residential, Business, and Large Commercial and Industrial kWh sales ratio.

     W) WHOLESALE AND BULK POWER SALES.

        Description - Provides sales and to support to electric wholesale customers of the Operating Companies.

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        Method of Allocation - Wholesale Sales will be allocated based on the
        Electric Wholesale Sales Ratio.

     X) RESIDENTIAL AND BUSINESS SALES.

        Description - Provides sales and support to electric residential and business customers of the Operating Companies.

        Method of Allocation - Residential and Business Sales will be allocated based on the Residential and Commercial Sales Ratio.

     Y) CUSTOM ACCOUNT SALES.

        Description - Provides sales services to large commercial and industrial customers of the Operating Companies.

        Method of Allocation - Custom Account Sales will be allocated based on the Large Commercial and Industrial Sales Ratio.

     Z) STRATEGIC AND KEY ACCOUNT SALES.

        Description - Provides sales and support services to niche markets of the Operating Companies.

        Method of Allocation - Strategic Account Sales will be allocated based on the total of the Large Commercial and Industrial and the Public Authority Sales Ratios. Key Account Sales will be allocated based on the Large Commercial and Industrial Sales Ratio.

    AA) COMMUNITY AND ECONOMIC DEVELOPMENT.

        Description - Provides community support and economic development services to the service territories of the Operating Companies.

        Method of Allocation - Community and Economic Development services will be allocated based on the Total kWh Sales Ratio.

    BB) GAS MARKETING, CONTROL, PLANNING AND SUPPLY.

        Description - Provides marketing services to gas transport customers. Coordinates the planning and support for Gas operations of Public Service Company of Colorado, Cheyenne Light, Fuel and Power and WestGas Interstate Company including coordinating the operation of the

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        gas system and well as the purchase of gas for the Operating Companies distribution business from third parties.

        Method of Allocation - Gas Marketing, Control, Planning and Supply services will be allocated based on the Gas Throughput Ratio.

    CC) DESIGN ENGINEERING.

        Description - Designs and monitors construction of electric transmission and distribution lines and substations.

        Method of Allocation - Design Engineering services will be allocated based on the Transmission Construction Expenditures Ratio, the Distribution Construction Ratio, or a ratio based on the sum of the Transmission and Distribution Construction Expenditures whichever is appropriate.

    DD) SUBSTATION ENGINEERING AND SUPPORT.

        Description - Provides management support services to the Substation Engineering and Support organizations of the Operating Companies.

        Method of Allocation - Substation Engineering and Support services will be allocated based on the Substation Construction Expenditures Ratio.

    EE) TRANSMISSION ENGINEERING AND RIGHT OF WAY SERVICES.

        Description - Provides management support services to the Transmission Engineering and Right of Way organizations of the Operating Companies.

        Method of Allocation - Transmission Engineering and Right of Way services will be allocated based on the Transmission Construction Expenditures Ratio.

    FF) DISTRIBUTION SUPPORT SERVICES.

        Description - Provides planning, benchmarking, activity tracking and budget support services to the Construction and Operations and Maintenance Organization.

        Method of Allocation - Distribution Support Services will be allocated based on the Total Customers Ratio.

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    GG) AVIATION SERVICES.

        Description - Provides aviation and travel services to employees.

        Method of Allocation - Aviation Services will be allocated to the appropriate Operating Companies and affiliates based on the Aviation Department's actual direct charges. (This method will allocate costs only to those companies who actually use aviation services).

    HH) GOVERNMENTAL AFFAIRS.

        Description - Lobbies government officials and monitors, reviews and researches governmental legislation.

        Method of Allocation - Governmental Affairs will be allocated based on the average of the Revenue Ratio, the Employee Ratio, and the Total Common Equity Ratio, with 20 Percent of Common Equity assigned to New Century Energies, Inc.

    II) PRODUCTION SERVICES.

        Description - Provides performance, chemical and water testing and analysis, technical, and analytical services to the Operating Companies generation facilities.

        Method of Allocation - Production Services will be allocated based on the kWh Generation Ratio.

    JJ) EXECUTIVES.

        Description - Provides executive management and general administrative services.

        Method of Allocation - Executive Management Services will be allocated based on the average of the Revenue Ratio, the Total Assets Ratio and the Total Common Equity Ratio, with 20 percent of Common Equity assigned to New Century Energies, Inc.


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ALLOCATION RATIOS

The following ratios will be utilized as outlined above.

     SALES RATIO - Based on firm kilowatt-hour electric sales (and/or the equivalent cubic feet of natural gas sales based on a Btu content, where applicable), excluding inter-system sales, for the immediate preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or and affiliate and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     RESIDENTIAL SALES RATIO - Based on firm kilowatt-hour electric sales to residential customers for the immediate preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affiliate and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     BUSINESS SALES RATIO - Based on firm kilowatt-hour electric sales to business customers that purchase less than 250 kilowatts for the immediate preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affiliate and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     LARGE COMMERCIAL & INDUSTRIAL SALES RATIO - Based on firm kilowatt-hour electric sales to large commercial and industrial customers that purchase greater than 250 kilowatts for the immediate preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affiliate and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     ELECTRIC PEAK LOAD RATIO - Based on the sum of the monthly electric maximum system demands for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, or at such time as may be required due to a significant change.


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     CUSTOMERS RATIO - Based on the sum of total electric customers (and/or gas customers, or residential, business and large commercial and industrial customers where applicable) at the end of each month for the immediately proceeding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     EMPLOYEES RATIO - Based on the sum of the number of employees at the end of each month for the immediately preceding twelve calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     CONSTRUCTION EXPENDITURES RATIO - Based on construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     TRANSMISSION CONSTRUCTION EXPENDITURES RATIO - Based on transmission construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     DISTRIBUTION CONSTRUCTION EXPENDITURES RATIO - Based on distribution construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     SUBSTATION CONSTRUCTION EXPENDITURES RATIO - Based on substation construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

     TOTAL COMMON EQUITY RATIO, WITH 20 PERCENT OF COMMON EQUITY ASSIGNED TO NEW CENTURY ENERGIES, INC. - Based on the sum of the common equity at the end of each month for the immediately preceding twelve calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     REVENUE RATIO - Based on the sum of the revenue at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     WHOLESALE REVENUE RATIO - Based on the sum of the electric wholesale revenue at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     INDUSTRIAL REVENUE RATIO - Based on the sum of the electric industrial revenue at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     PAYROLL RATIO - Based on the sum of the payroll at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     ELECTRIC kWh GENERATION - Based on the sum of electric kWh generated during each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     ELECTRIC kWh PURCHASED POWER RATIO - Based on the sum of electric kWh purchased power during each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company and the denominator of which is for all Operating Companies. This ratio will be determined annually, or at such time as may be required due to significant changes.


     TOTAL ASSETS RATIO - Based on the total assets at year end for the preceding year, the numerator of which is for an Operating Company or affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     COST OF GAS SOLD - Based on the sum of the cost of gas sold at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     GAS THROUGHPUT RATIO - Based on the sum of the gas throughput MCF's at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     GAS TRANSPORT MCF - Based on the sum of transported gas MCF's at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     PAYMENT TRANSACTION RATIO - Based on the sum of the number of payment transactions processed during each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an


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     Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

     ACCOUNTING TRANSACTIONS RATIO - Based on the sum of the number of accounting transactions processed during each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an Operating Company or an affected affiliate company and the denominator of which is for all Operating Companies and affected affiliate companies.